TRANSGLOBE ENERGY CORPORATION ANNOUNCES PDMR SHAREHOLDING

AIM & TSX: “TGL” & NASDAQ: “TGA”

Calgary, Alberta, June 25, 2019 - TransGlobe Energy Corporation (“TransGlobe” or the “Company”) announces that it was notified on June 21, 2019 that on the same day Randy Neely, President and CEO and Edward Ok, Vice President and Chief Financial Officer acquired common shares as follows:

PDMR	Date of Acquisition	Number of Common Shares Acquired	Price	Number of Common Shares held following the transaction	% of Company's issued share capital held
Randy Neely	June 21, 2019	25,000	Cdn $1.89	175,300	0.242
Edward Ok	June 21, 2019	20,000	US $1.44	45,615	0.063

Notification of a Transaction pursuant to Article 19(3) of Regulation (EU) No. 596/2014

1	Details of PDMR
a)	Name	Randy Neely
2	Reason for the notification
a)	Position / status	President and CEO
b)	Initial notification / amendment	Initial notification
3	Details of the issuer
a)	Name	TransGlobe Energy Corporation
b)	Legal Entity Identifier	549300QMNS6BDY8UUB03
4	Details of the transaction(s)
a)	Description of the financial instrument	Common Shares
b)	Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c)	Nature of the transaction	Acquisition of Shares
d)	Price(s) and volume(s)	Price ($Cdn) Volume
1.890 25,000
e)	Aggregated information -
	Aggregated volume -	25,000 common shares
	Aggregated price	$1.890 Cdn per share
f)	Date of the transaction	June 21, 2019
g)	Place of the transaction	Toronto Stock Exchange

1	Details of PDMR
a)	Name	Edward Ok
2	Reason for the notification
a)	Position / status	Vice President and Chief Financial Officer
b)	Initial notification / amendment	Initial notification
3	Details of the issuer
a)	Name	TransGlobe Energy Corporation
b)	Legal Entity Identifier	549300QMNS6BDY8UUB03
4	Details of the transaction(s)
a)	Description of the financial instrument	Common Shares
b)	Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c)	Nature of the transaction	Acquisition of Shares
d)	Price(s) and volume(s)	Price ($US) Volume
1.435 20,000
e)	Aggregated information -
	Aggregated volume -	20,000 common shares
	Aggregated price	$1.435 US per share
f)	Date of the transaction	June 21, 2019
g)	Place of the transaction	NASDAQ

About TransGlobe

TransGlobe Energy Corporation is a cash-flow focused oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe's common shares trade on the Toronto Stock Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For further information, please contact: Investor Relations Telephone: +1 403.444.4787 Email: investor.relations@trans-globe.com Web site: http://www.trans-globe.com
TransGlobe Energy	Via FTI Consulting
Randy Neely, President and Chief Executive Officer
Eddie Ok, Chief Financial Officer

Canaccord Genuity (Nomad & Joint Broker)	44 0 20 7523 8000
Henry Fitzgerald-O'Connor
James Asensio

GMP First Energy (Joint Broker)	44 0 20 7448 0200
Jonathan Wright

FTI Consulting (Financial PR)	44 0 20 3727 1000
Ben Brewerton	transglobeenergy@fticonsulting.com
Genevieve Ryan